EXHIBIT 99.1

Lakeland Bancorp Reports First Quarter Results

OAK RIDGE, N.J., April 18, 2013 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (Nasdaq:LBAI) reported the following positive developments for the first quarter of 2013:

  Net Income Available to Common Shareholders in the first quarter of 2013 was $5.1 million, or $0.17 per diluted share, as compared to the $4.4 million, or $0.16 per diluted share, reported for the same period last year. Included in the 2013 first quarter earnings were $631,000 in expenses related to the proposed merger with Somerset Hills Bancorp. Exclusive of these expenses, EPS for the first quarter of 2013 was $0.19 per common share, a 19% increase over the EPS for the same period last year.

  The Company reported strong growth in both loans and non-interest bearing demand deposits in the first quarter of 2013. Loans totaling $2.17 billion at March 31, 2013 increased by $24.2 million from December 31, 2012, including a 4% increase in commercial loans secured by real estate. Non-interest bearing demand deposits at $521.0 million increased by $23.0 million, or 5%, from year-end 2012 and represented 22% of total deposits at March 31, 2013.

  Non-performing assets at March 31, 2013 totaling $25.8 million were 10% lower than year-end 2012 and 40% below the total for the first quarter of 2012.

  Net Interest Margin ("NIM") was 3.71%, a four basis point improvement from the fourth quarter of 2012, primarily due to prepayment fees on commercial loans. The yield on interest-earning assets decreased by three basis points from the fourth quarter of 2012, while the yield on average interest-bearing liabilities decreased by eight basis points, as the Company repaid $10.0 million in long-term debt at a rate of 2.90%.

  The Company declared a quarterly cash dividend of $0.07 per common share. The cash dividend will be paid on May 15, 2013 to holders of record as of the close of business on April 30, 2013.

Thomas J. Shara, Lakeland Bancorp's President and CEO said, "In the first quarter of 2013, we showed continued growth in both loans and non-interest-bearing demand deposits, while maintaining a stable Net Interest Margin. As previously announced earlier this quarter, we entered into an agreement to acquire Somerset Hills Bancorp. The merger, which is expected to close in either the second or third quarter this year, will expand our footprint in the contiguous counties in which we operate."

Earnings

Net Interest Income

Net interest income for the first quarter of 2013 at $23.9 million equaled net interest income for the same period in 2012. Net interest margin at 3.71% compared to 3.76% reported in the first quarter of 2012. The Company's yield on interest-earning assets in the first quarter of 2013 was 4.11%, a decrease of 32 basis points from the same period in 2012. The cost of interest-bearing liabilities was 0.51%, a decrease of 32 basis points from the first quarter of 2012.

Noninterest income

Noninterest income, exclusive of gains on investment securities, totaled $4.5 million for the first quarter of 2013, an increase of $521,000 as compared to the same period in 2012. Gains on sales of securities totaled $505,000 and $32,000 in the first quarter of 2013 and 2012, respectively. Service charges on deposits at $2.5 million were 3% higher than the total for the first quarter of 2012. Commissions and fees at $1.2 million increased by $233,000, primarily due to increased investment commission income. Other income at $498,000 was $239,000 higher than the total for the same period last year. Within other income for the first quarter of 2013, the Company recorded $181,000 in income on loan swap transactions, and $152,000 in gains on sales of residential mortgage loans.

Noninterest expense

Noninterest expense for the first quarter of 2013, exclusive of the $526,000 prepayment fee on long-term debt and $631,000 in merger related expenses, was $17.1 million, compared to $16.3 million for the same period in 2012, an increase of $795,000, or 5%. Salary and benefit expense at $10.0 million increased by 5%, partially due to increased commission expenses. Net occupancy, furniture and equipment expenses at $3.4 million were $608,000 higher than last year, primarily due to expenses relating to the opening of both a new Training and Operations Center and branch office in the second half of 2012, as well as increased service contract expense.

Financial Condition

At March 31, 2013, total assets were $2.91 billion, which was equivalent to total assets at year-end 2012. Total loans at $2.17 billion were $24.2 million higher than at December 31, 2012, primarily due to a $43.1 million, or 4%, increase in commercial real estate loans. Total deposits at $2.39 billion increased by $17.7 million from year-end 2012, primarily due to an increase of $23.0 million in noninterest bearing demand deposits, which totaled $521.0 million at March 31, 2013.

Asset Quality

At March 31, 2013, non-performing assets totaled $25.8 million (0.89% of total assets), as compared to $28.5 million (0.98% of total assets) as of December 31, 2012. The Allowance for Loan and Lease Losses totaled $29.6 million at March 31, 2013, and represented 1.36% of total loans. During the first quarter of 2013, the Company had net charge-offs of $2.5 million (annualized 0.47% of average loans).

Capital

Stockholders' equity was $283.9 million and book value per common share was $9.51 as of March 31, 2013. As of March 31, 2013, the Company's leverage ratio was 8.77%. Tier I and total risk based capital ratios were 11.60% and 12.85%, respectively. These regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements (with respect to corporate objectives, trends, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "anticipates", "projects", "intends", "estimates", "expects", "believes", "plans", "may", "will", "should", "could", and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company's markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation affecting the financial services industry, government intervention in the U.S. financial system, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company's lending and leasing activities, customers' acceptance of the Company's products, services and competition, failure to obtain required shareholder and regulatory approvals for the merger of Somerset Hills Bancorp into Lakeland Bancorp and for the merger of Somerset Hills Bank into Lakeland Bank, and failure to realize anticipated efficiencies and synergies if the mergers are consummated. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  The Company's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

The Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, expenses on other real estate owned and other repossessed assets, provision for unfunded lending commitments and, where applicable, long-term debt prepayment fees and merger related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes securities gains and losses, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a better comparison of period to period operating performance.

Lakeland Bancorp, the holding company for Lakeland Bank, has a current asset base of $2.9 billion and forty-seven (47) offices spanning six northwestern New Jersey counties: Bergen, Essex, Morris, Passaic, Sussex and Warren. Lakeland Bank, headquartered at 250 Oak Ridge Road, Oak Ridge, New Jersey offers an extensive array of consumer and commercial products and services, including online banking, localized commercial lending teams, and 24-hour or less turnaround time on consumer loan applications. For more information about their full line of products and services, visit their website at www.lakelandbank.com.

Lakeland Bancorp, Inc.
Financial Highlights
(unaudited)

	For the Quarter Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(dollars in thousands, except per share data)	2013	2012	2012	2012	2012
INCOME STATEMENT	(unaudited)
Net Interest Income	$ 23,936	$ 24,164	$ 23,655	$ 23,748	$ 23,946
Provision for Loan and Lease Losses	(3,183)	(3,124)	(3,350)	(3,877)	(4,556)
Noninterest Income (excluding investment securities gains)	4,546	4,661	4,640	4,530	4,025
Gains on investment securities	505	776	--	241	32
Long-term debt prepayment fee	(526)	(782)	--	--	--
Merger related expenses	(631)	--	--	--	--
Noninterest Expense, excluding long-term debt prepayment fees and merger related expenses	(17,070)	(17,178)	(16,968)	(16,470)	(16,275)
Pretax Income	7,577	8,517	7,977	8,172	7,172
Tax Expense	(2,469)	(2,688)	(2,488)	(2,719)	(2,201)
Net Income	$ 5,108	$ 5,829	$ 5,489	$ 5,453	$ 4,971
Dividends on Preferred Stock and Discount Accretion	--	--	--	--	(620)
Net Income Available to Common Stockholders	$ 5,108	$ 5,829	$ 5,489	$ 5,453	$ 4,351

Basic Earnings Per Common Share (1)	$ 0.17	$ 0.20	$ 0.20	$ 0.20	$ 0.16
Diluted Earnings Per Common Share (1)	$ 0.17	$ 0.20	$ 0.20	$ 0.20	$ 0.16
Dividends Per Common Share (1)	$ 0.07	$ 0.07	$ 0.06	$ 0.06	$ 0.057
Weighted Average Shares - Basic (1)	29,563	29,467	27,550	26,737	26,700
Weighted Average Shares - Diluted (1)	29,625	29,566	27,642	26,800	26,747

SELECTED OPERATING RATIOS
Annualized Return on Average Assets	0.72%	0.81%	0.77%	0.78%	0.71%
Annualized Return on Average Common Equity	7.33%	8.30%	8.48%	8.94%	8.23%
Annualized Return on Tangible Common Equity (3)	10.59%	12.06%	12.81%	13.87%	12.83%
Annualized Net Interest Margin	3.71%	3.67%	3.66%	3.70%	3.76%
Efficiency ratio (3)	59.85%	59.49%	58.91%	57.18%	57.71%
Common stockholders' equity to total assets	9.76%	9.62%	9.71%	8.65%	8.48%
Tangible common equity to tangible assets (3)	6.98%	6.84%	6.87%	5.78%	5.60%
Tier 1 risk-based ratio	11.60%	11.52%	12.24%	10.21%	9.92%
Total risk-based ratio	12.85%	12.77%	14.14%	12.59%	12.37%
Tier 1 leverage ratio	8.77%	8.62%	9.05%	7.62%	7.46%
Book value per common share (1) (2)	$ 9.51	$ 9.45	$ 9.35	$ 9.15	$ 8.97
Tangible book value per common share (1) (2) (3)	$ 6.59	$ 6.52	$ 6.41	$ 5.92	$ 5.74

(1) Adjusted for 5% stock dividend paid on April 16, 2012 to shareholders of record March 30, 2012.
(2) Excludes preferred stock
(3) See Supplemental Information - Non GAAP financial measures

Lakeland Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2013	2012
(dollars in thousands, except per share amounts)	(unaudited)
INTEREST INCOME
Loans and fees	$24,407	$25,458
Federal funds sold and interest bearing deposits with banks	13	6
Taxable investment securities and other	1,719	2,340
Tax exempt investment securities	430	490
TOTAL INTEREST INCOME	26,569	28,294
INTEREST EXPENSE
Deposits	1,662	2,256
Federal funds purchased and securities sold under agreements to repurchase	9	28
Other borrowings	962	2,064
TOTAL INTEREST EXPENSE	2,633	4,348
NET INTEREST INCOME	23,936	23,946
Provision for loan and lease losses	3,183	4,556
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	20,753	19,390
NONINTEREST INCOME
Service charges on deposit accounts	2,522	2,447
Commissions and fees	1,213	980
Gains on sales of investment securities	505	32
Income on bank owned life insurance	313	339
Other income	498	259
TOTAL NONINTEREST INCOME	5,051	4,057
NONINTEREST EXPENSE
Salaries and employee benefits	9,953	9,435
Net occupancy expense	1,974	1,688
Furniture and equipment	1,405	1,083
Stationery, supplies and postage	370	336
Marketing expense	288	470
FDIC insurance expense	513	555
Legal expense	242	399
Expenses on other real estate owned and other repossessed assets	19	38
Long-term debt prepayment fee	526	--
Merger related expenses	631	--
Other expenses	2,306	2,271
TOTAL NONINTEREST EXPENSE	18,227	16,275
INCOME BEFORE PROVISION FOR INCOME TAXES	7,577	7,172
Provision for income taxes	2,469	2,201
NET INCOME	$5,108	$4,971
Dividends on Preferred Stock and Discount Accretion	--	620
Net Income Available to Common Stockholders	$5,108	$4,351
EARNINGS PER COMMON SHARE
Basic	$0.17	$0.16
Diluted	$0.17	$0.16
DIVIDENDS PER COMMON SHARE	$0.07	$0.057

Lakeland Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
ASSETS	2013	2012
(dollars in thousands)	(unaudited)
Cash and due from banks	$88,744	$100,926
Federal funds sold and interest-bearing deposits due from banks	8,322	6,619
Total cash and cash equivalents	97,066	107,545

Investment securities available for sale, at fair value	370,234	393,710
Investment securities held to maturity; fair value of $98,827 in 2013 and $99,784 in 2012	96,864	96,925
Federal Home Loan Bank Stock, at cost	5,381	5,382
Loans:
Commercial, secured by real estate	1,214,467	1,171,409
Commercial, industrial and other	211,078	216,129
Leases	28,190	26,781
Residential mortgages	412,006	423,262
Consumer and home equity	305,715	309,626
Total loans	2,171,456	2,147,207
Deferred cost	(713)	(364)
Allowance for loan and lease losses	(29,623)	(28,931)
Net loans	2,141,120	2,117,912
Premises and equipment, net	32,722	33,280
Accrued interest receivable	7,743	7,643
Goodwill	87,111	87,111
Bank owned life insurance	46,456	46,143
Other assets	23,272	23,052
TOTAL ASSETS	$2,907,969	$2,918,703

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest bearing	$521,045	$498,066
Savings and interest-bearing transaction accounts	1,566,421	1,569,139
Time deposits under $100,000	184,356	188,278
Time deposits $100,000 and over	116,853	115,514
Total deposits	2,388,675	2,370,997
Federal funds purchased and securities sold under agreements to repurchase	94,315	117,289
Other borrowings	75,000	85,000
Subordinated debentures	51,548	51,548
Other liabilities	14,554	13,002
TOTAL LIABILITIES	2,624,092	2,637,836

STOCKHOLDERS' EQUITY
Common stock, no par value; authorized 40,000,000 shares; issued 29,941,967 shares at March 31, 2013 and December 31, 2012	302,660	303,794
Accumulated deficit	(21,117)	(24,145)
Treasury shares, at cost, 82,685 shares at March 31, 2013 and 216,077 shares at December 31, 2012	(1,029)	(2,718)
Accumulated other comprehensive gain	3,363	3,936
TOTAL STOCKHOLDERS' EQUITY	283,877	280,867
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,907,969	$2,918,703

Lakeland Bancorp, Inc.
Financial Highlights
(unaudited)

	For the Quarter Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(dollars in thousands)	2013	2012	2012	2012	2012
	(unaudited)
SELECTED BALANCE SHEET DATA AT PERIOD-END
Loans and Leases	$ 2,171,456	$ 2,147,207	$ 2,064,913	$ 2,088,695	$ 2,073,527
Allowance for Loan and Lease Losses	(29,623)	(28,931)	(28,669)	(28,543)	(28,700)
Investment Securities and Other	472,479	496,017	521,294	516,432	522,761
Total Assets	2,907,969	2,918,703	2,859,647	2,853,202	2,852,347
Total Deposits	2,388,675	2,370,997	2,341,108	2,277,400	2,288,128
Short-Term Borrowings	94,315	117,289	54,581	92,958	96,453
Other Borrowings	126,548	136,548	172,322	222,322	212,322
Stockholders' Equity	283,877	280,867	277,544	246,941	241,955

Loans and Leases
Commercial real estate	$ 1,214,467	$ 1,171,409	$ 1,107,907	$ 1,116,726	$ 1,114,042
Commercial, industrial and other	211,078	216,129	201,308	216,406	219,270
Leases	28,190	26,781	26,548	25,603	26,214
Residential mortgages	412,006	423,262	419,685	421,338	412,027
Consumer and Home Equity	305,715	309,626	309,465	308,622	301,974
Total loans	$ 2,171,456	$ 2,147,207	$ 2,064,913	$ 2,088,695	$ 2,073,527

Deposits
Noninterest bearing	$ 521,045	$ 498,066	$ 485,256	$ 474,233	$ 476,349
Savings and interest-bearing transaction accounts	1,566,421	1,569,139	1,535,422	1,476,127	1,473,051
Time deposits under $100,000	184,356	188,278	196,939	201,817	206,766
Time deposits $100,000 and over	116,853	115,514	123,491	125,223	131,962
Total deposits	$ 2,388,675	$ 2,370,997	$ 2,341,108	$ 2,277,400	$ 2,288,128

SELECTED AVERAGE BALANCE SHEET DATA
Loans and Leases, net	$ 2,136,254	$ 2,103,204	$ 2,062,928	$ 2,077,813	$ 2,050,093
Investment Securities	475,823	499,455	501,862	502,931	520,039
Interest-Earning Assets	2,642,662	2,642,185	2,598,061	2,605,294	2,592,654
Total Assets	2,868,011	2,876,470	2,827,885	2,820,789	2,806,197
Non Interest-Bearing Demand Deposits	502,214	497,906	477,311	473,853	448,893
Savings Deposits	357,709	350,557	350,135	352,095	338,221
Interest-Bearing Transaction Accounts	1,226,112	1,236,294	1,169,953	1,141,263	1,137,069
Time Deposits	302,159	309,724	324,355	332,669	350,937
Total Deposits	2,388,194	2,394,481	2,321,754	2,299,880	2,275,120
Short-Term Borrowings	49,641	48,441	50,180	71,558	68,612
Other Borrowings	133,449	139,996	184,023	190,478	198,553
Total Interest-Bearing Liabilities	2,069,069	2,085,011	2,078,647	2,088,062	2,093,392
Stockholders' Equity	282,796	279,422	257,557	245,253	250,676
Common Stockholders' Equity	282,796	279,422	257,557	245,253	242,957

Lakeland Bancorp, Inc.
Financial Highlights
(unaudited)

	For the Quarter Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(dollars in thousands)	2013	2012	2012	2012	2012
	(unaudited)
AVERAGE ANNUALIZED YIELDS (taxable equivalent basis)
Assets:
Loans and leases	4.63%	4.70%	4.81%	4.89%	4.99%
Taxable investment securities and other	1.70%	1.78%	1.96%	2.03%	2.09%
Tax-exempt securities	3.71%	3.86%	3.84%	4.09%	4.14%
Federal funds sold and interest-bearing cash accounts	0.17%	0.22%	0.20%	0.10%	0.11%
Total interest-earning assets	4.11%	4.14%	4.25%	4.35%	4.43%
Liabilities:
Savings accounts	0.07%	0.10%	0.10%	0.11%	0.11%
Interest-bearing transaction accounts	0.32%	0.36%	0.40%	0.44%	0.45%
Time deposits	0.81%	0.91%	0.94%	0.97%	1.02%
Borrowings	2.12%	2.43%	3.10%	3.13%	3.13%
Total interest-bearing liabilities	0.51%	0.59%	0.74%	0.81%	0.83%
Net interest spread (taxable equivalent basis)	3.60%	3.55%	3.51%	3.54%	3.60%
Annualized Net Interest Margin (taxable equivalent basis)	3.71%	3.67%	3.66%	3.70%	3.76%
Annualized Cost of Deposits	0.28%	0.32%	0.35%	0.37%	0.40%

ASSET QUALITY DATA
Allowance for Loan and Lease Losses
Balance at beginning of period	$ 28,931	$ 28,669	$ 28,543	$ 28,700	$ 28,416
Provision for loan losses	3,183	3,124	3,350	3,877	4,556
Net Charge-offs	(2,491)	(2,862)	(3,224)	(4,034)	(4,272)
Balance at end of period	$ 29,623	$ 28,931	$ 28,669	$ 28,543	$ 28,700

Net Loan Charge-offs (Recoveries)
Commercial real estate	$ 1,350	$ 1,945	$ 1,420	$ 2,938	$ 3,550
Commercial, industrial and other	147	35	258	258	(30)
Leases	24	264	291	150	(210)
Home equity and consumer	406	289	334	528	617
Real estate - mortgage	564	329	921	160	345
Net charge-offs	$ 2,491	$ 2,862	$ 3,224	$ 4,034	$ 4,272

Nonperforming Assets
Commercial real estate	$ 12,522	$ 14,542	$ 14,211	$ 18,843	$ 23,119
Commercial, industrial and other	1,203	1,476	1,533	1,650	5,611
Leases	--	32	294	536	621
Home equity and consumer	2,838	3,197	3,104	2,818	2,725
Real estate - mortgage	8,481	8,733	9,235	10,197	9,943
Total non-accruing loans	25,044	27,980	28,377	34,044	42,019
Property acquired through foreclosure or repossession	715	529	775	1,250	1,314
Total non-performing assets	$ 25,759	$ 28,509	$ 29,152	$ 35,294	$ 43,333

Loans past due 90 days or more	$ 1,752	$ 1,437	$ 1,828	$ 1,566	$ 2,343
Loans restructured and still accruing	$ 9,012	$ 7,336	$ 10,937	$ 10,776	$ 8,744

Ratio of allowance for loan and lease losses to total loans	1.36%	1.35%	1.39%	1.37%	1.38%
Non-performing loans to total loans	1.15%	1.30%	1.37%	1.63%	2.03%
Non-performing assets to total assets	0.89%	0.98%	1.02%	1.24%	1.52%
Annualized net charge-offs to average loans	0.47%	0.54%	0.63%	0.78%	0.83%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(unaudited)

	At or for the Quarter Ended,
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(dollars in thousands, except per share amounts)	2013	2012	2012	2012	2012
Calculation of tangible book value per common share	(unaudited)
Total common stockholders' equity at end of period - GAAP	$ 283,877	$ 280,867	$ 277,544	$ 246,941	$ 241,955
Less:
Goodwill	87,111	87,111	87,111	87,111	87,111
Other identifiable intangible assets, net	--	--	--	--	--
Total tangible common stockholders' equity at end of period - Non- GAAP	$ 196,766	$ 193,756	$ 190,433	$ 159,830	$ 154,844

Shares outstanding at end of period (1)	29,859	29,726	29,691	26,993	26,963

Book value per share - GAAP (1)	$ 9.51	$ 9.45	$ 9.35	$ 9.15	$ 8.97

Tangible book value per share - Non-GAAP (1)	$ 6.59	$ 6.52	$ 6.41	$ 5.92	$ 5.74

Calculation of tangible common equity to tangible assets
Total tangible common stockholders' equity at end of period - Non- GAAP	$ 196,766	$ 193,756	$ 190,433	$ 159,830	$ 154,844

Total assets at end of period	$ 2,907,969	$ 2,918,703	$ 2,859,647	$ 2,853,202	$ 2,852,347
Less:
Goodwill	87,111	87,111	87,111	87,111	87,111
Other identifiable intangible assets, net	--	--	--	--	--
Total tangible assets at end of period - Non-GAAP	$ 2,820,858	$ 2,831,592	$ 2,772,536	$ 2,766,091	$ 2,765,236

Common equity to assets - GAAP	9.76%	9.62%	9.71%	8.65%	8.48%

Tangible common equity to tangible assets - Non-GAAP	6.98%	6.84%	6.87%	5.78%	5.60%

Calculation of return on average tangible common equity
Net income - GAAP	$ 5,108	$ 5,829	$ 5,489	$ 5,453	$ 4,971

Total average common stockholders' equity	282,796	279,422	257,557	245,253	242,957
Less:
Average goodwill	87,111	87,111	87,111	87,111	87,111
Average other identifiable intangible assets, net	--	--	--	--	--
Total average tangible common stockholders' equity - Non - GAAP	$ 195,685	$ 192,311	$ 170,446	$ 158,142	$ 155,846

Return on average common stockholders' equity - GAAP	7.33%	8.30%	8.48%	8.94%	8.23%

Return on average tangible common stockholders' equity - Non-GAAP	10.59%	12.06%	12.81%	13.87%	12.83%

Calculation of efficiency ratio
Total non-interest expense	$ 18,227	$ 17,960	$ 16,968	$ 16,470	$ 16,275
Less:
Other real estate owned and other repossessed asset (expense) income	(19)	(10)	(13)	(38)	(38)
Long-term debt prepayment fee	(526)	(782)	--	--	--
Merger related expenses	(631)	--	--	--	--
Provision for unfunded lending commitments, net	135	124	(150)	(122)	56
Non-interest expense, as adjusted	$ 17,186	$ 17,292	$ 16,805	$ 16,310	$ 16,293

Net interest income	$ 23,936	$ 24,164	$ 23,655	$ 23,748	$ 23,946
Noninterest income	5,051	5,437	4,640	4,771	4,057
Total revenue	28,987	29,601	28,295	28,519	28,003
Plus: Tax-equivalent adjustment on municipal securities	232	242	230	244	264
Less: (gains) on investment securities	(505)	(776)	--	(241)	(32)
Total revenue, as adjusted	$ 28,714	$ 29,067	$ 28,525	$ 28,522	$ 28,235

Efficiency ratio - Non-GAAP	59.85%	59.49%	58.91%	57.18%	57.71%

(1) Adjusted for 5% stock dividend payable on April 16, 2012 to shareholders of record March 30, 2012.
CONTACT: Thomas J. Shara
         President & CEO

         Joseph F. Hurley
         EVP & CFO
         973-697-2000